3
1119979

Exhibit 2(b)



                         FIRST AMENDMENT
                               TO
                    STOCK PURCHASE AGREEMENT

     This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 10th day of October, 2000 by and among MINI CROWN FUNDING CORP., a Delaware corporation (the "Buyer"), the Buyer's parent, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Parent"), IMPERIAL ADHESIVES, INC., an Ohio corporation ("Imperial"), and NS GROUP, INC., a Kentucky corporation (the "Seller"). The Buyer, the Parent, the Seller, and Imperial are referred to herein individually as a "Party" and collectively as the "Parties." Capitalized terms used but not defined herein shall have the meaning assigned to them in certain Stock Purchase Agreement dated as of September 13, 2000 by and among the Parties (the "Stock Purchase Agreement").

                            RECITALS

       A. Certain disputes have arisen among the Parties regarding certain terms of the Stock Purchase Agreement. In order to resolve those disputes, the Parties have agreed to amend the Stock Purchase Agreement as set forth in this Amendment.

                            AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Stock Purchase Agreement is amended as follows:

     1. Section 1 of the Stock Purchase Agreement, entitled "Definitions," is hereby amended by deleting the definition of "Preliminary Statement of Net Work Capital" in its entirety.

     2. Section 2(b) of the Stock Purchase Agreement, entitled "Purchase Price," is hereby amended by deleting the phrase ", as preliminarily adjusted in accordance with the provisions of Section 2(c) hereof".

     3. Section 2(c) of the Stock Purchase Agreement, entitled "Working Capital Adjustment," is hereby amended as follows:

          (a) by deleting the clause "At the Closing, the Purchase Price shall be adjusted upward or downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Imperial at Closing is more or less than $6,550,000," appearing in the first sentence thereof and substituting therefor the clause "Pursuant to the provisions of Section 2(g) hereof, the Purchase Price shall be adjusted upward or downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Imperial at Closing is more or less than $7,450,000," in its place and stead; and

          (b) by deleting the last sentence of Section 2(c) in its entirety.

     4. Section 2(e)(ii)(A) of the Stock Purchase Agreement is hereby amended by deleting the phrase "at the Closing pursuant to Section 2(c) above and subject to further adjustment" appearing on the second and third lines thereof.

     5. Section 2(g) of the Stock Purchase Agreement, entitled "Post-Closing Purchase Price Adjustment," is hereby amended by deleting the phrase "Net Working Capital of Imperial as disclosed on the Preliminary Statement of Net Working Capital" throughout Section 2(g) and substituting therefor the phrase "Target Net Working Capital Amount" in its place and stead.

     6.   All of the other terms and provisions of the Stock
Purchase Agreement, except as hereinabove amended by the terms of this Amendment, shall remain in full force and effect.

     7. This Amendment shall be effective as of the date first above written.

     8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

      IN WITNESS WHEREOF, the Parties have entered into this Amendment on the day and year first above written.


                                BUYER:

                                MINI CROWN FUNDING CORP.


                                By:
                                  Name:
                                  Title:


                                PARENT:


                                SOVEREIGN SPECIALTY CHEMICALS,
                                INC.


                                By:
                                  Name:
                                  Title:


                                IMPERIAL:

                                IMPERIAL ADHESIVES, INC.


                                By:
                                  Name:
                                  Title:


                                SELLER:

                                NS GROUP, INC.


                                By:
                                  Name:
                                  Title: